                                                                EXHIBIT 10.47



                                                                EXECUTION COPY

                      GOLDMAN SACHS CREDIT PARTNERS L.P.

                           C/O GOLDMAN, SACHS & CO.
                               85 BROAD STREET
                           NEW YORK, NEW YORK 10004

                              COMMITMENT LETTER

PERSONAL AND CONFIDENTIAL

February 21, 2001

Mr. Byron R. Siliezar
Vice President and Chief Financial Officer
Nextel International, Inc.
10700 Parkridge Boulevard, Suite 600
Reston, Virginia  20191

Ladies and Gentlemen:

We are pleased to confirm the arrangements under which Goldman Sachs Credit Partners L.P. ("GSCP" and the "ADMINISTRATIVE AGENT") is exclusively authorized by Nextel International, Inc. (the "COMPANY") to act as the sole arranger and sole syndication agent in connection with the bridge loans described herein, and, together with any other lenders set forth on Schedule I hereto and any entities that become lenders in accordance with the syndication arrangements set forth below (collectively with the Administrative Agent, the "LENDERS"), commits to provide the bridge loans described herein, in each case on the terms and subject to the conditions set forth in this letter, the attached Annex A and Annex B (together, the "COMMITMENT LETTER") and the Fee Letter (as defined below).

We understand that the Company intends to use the proceeds of an issuance of senior notes, or other debt securities or preferred stock (the "PERMANENT DEBT SECURITIES") to finance network expansion and acquisitions of additional spectrum, as well as for working capital and other general corporate purposes.

1. Commitment. Each of the Lenders is pleased to confirm its commitment (each, a "COMMITMENT"), severally and not jointly, to provide the Company up to $500.0 million in aggregate principal amount of Senior Increasing Rate Bridge Loans due 2002 (the "BRIDGE LOANS") having the terms set forth on Annex B, in each case, on the terms and subject to the conditions contained in this Commitment Letter. Each Lender's Commitment is subject, in its discretion, to the conditions set forth in this Commitment Letter, including without limitation the conditions precedent set forth in Annex B hereto, and to the negotiation, execution and delivery of definitive documentation, including, without limitation, a bridge loan agreement (the "BRIDGE LOAN AGREEMENT"), satisfactory to each of the Lenders and their counsel and the satisfaction of the terms, conditions and covenants contained therein. The terms of this Commitment Letter are intended as an outline of certain of the material terms of the Bridge Loans, but do not include all of the terms, conditions, covenants, representations, warranties, default clauses and other provisions that will be contained in the Bridge Loan Agreement. The Bridge Loan Agreement shall include, in addition, provisions that are customary or typical for financings of






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Nextel International, Inc.
February 21, 2001
Page 2


this type and other provisions that the Lenders may reasonably determine to be appropriate in the context of the proposed transactions.

The net proceeds from (i) any public offering or private placement of any debt or equity securities by the Company or any subsidiary of the Company (other than the Equity Financing (as defined in Annex B)), (ii) any future bank borrowings other than: (a) under the Company's existing credit facilities as in effect on the Closing Date or any refinancing thereof under a credit facility (but only to the extent that the aggregate principal amount of the refinancing indebtedness does not exceed the principal amount of the credit facility indebtedness refinanced (plus accrued interest on such credit facility indebtedness)) and (b) up to $50.0 million at any one time outstanding of additional vendor financing debt, short-term equipment financing debt or short-term working capital debt, in each case not outstanding on the date hereof and (iii) any future asset sales (subject to certain ordinary course exceptions and excluding sale-leaseback transactions involving tower assets in an amount not to exceed $200.0 million in the aggregate) by the Company or any subsidiary of the Company will immediately reduce the Commitment of the Lenders on a dollar-for-dollar basis.

2. Fees and Expenses. The fees for these services are set forth in a separate letter (the "FEE LETTER"), entered into by the Lenders and the Company. In addition, pursuant to an engagement letter (the "ENGAGEMENT LETTER"), dated as of the date hereof, between the Company and Goldman, Sachs & Co. ("GOLDMAN SACHS"), the Company has offered Goldman Sachs the right to act as sole book-running and sole lead placement agent, purchaser or underwriter in connection with the sale of the Permanent Debt Securities.

3. Syndication. The Administrative Agent intends and reserves the right to syndicate the Commitments and/or the Bridge Loans to other Lenders who shall be selected by the Administrative Agent in its sole discretion after consultation with the Company. The Company agrees, and will cause members of management to assist in the syndication of the commitment. The Administrative Agent will lead the syndication, including determining the timing of all offers to potential Lenders and the acceptance of commitments, any title of agent or similar designations awarded to Lenders, the amounts offered and the compensation provided to each Lender from the amounts to be paid to the Administrative Agent pursuant to the terms of this Commitment Letter and the Fee Letter. The Administrative Agent will determine the final commitment allocations and will notify the Company of such determinations. Pursuant to the syndication process described herein, the rights and obligations of each Lender, including the right and obligation to make any Bridge Loan, may be assigned by such Lender, in whole or in part, to any other bank, financial institution or other investor and upon such assignment, the assignee shall become a Lender hereunder and the assigning Lender will be relieved from all obligations with respect to any Commitment assigned. To ensure an orderly and effective syndication of the Bridge Loans, you agree that, until the later of the termination of the syndication as determined by the Administrative Agent and 60 days following the date of initial funding under the Bridge Loans, you will not, and will not permit any of your subsidiaries to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt or preferred equity security (other than the Bridge Loans) of the Company or any of its subsidiaries, including any renewals or refinancings of any existing debt facility or debt or preferred equity security, without the prior written consent of the Administrative Agent. You also agree that the Administrative Agent shall be entitled, but not obligated, after consultation with you, to change the terms, pricing and/or structure of the Bridge Loans if the Administrative Agent determines in its discretion that such changes are advisable to insure the



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Nextel International, Inc.
February 21, 2001
Page 3



successful syndication of all of the Bridge Loans; provided that the total amount of the Bridge Loans remains unchanged.

4. Cooperation. The Company agrees to cooperate with the Administrative Agent in connection with (i) the preparation of an information package regarding the business, operations and prospects of the Company, including, without limitation, the delivery of all information relating to the transactions contemplated hereunder and all other information deemed reasonably necessary by the Administrative Agent to complete the syndication of the Commitment and/or Bridge Loans and (ii) the presentation of such information package in lender meetings and other communications with prospective Lenders in connection with the syndication of the Bridge Loans. The Company agrees to make representatives and senior management of the Company available to meet with prospective Lenders and rating agencies and to make customary "road show" presentations at such locations as the Administrative Agent may suggest. The Company shall be solely responsible for the contents of any such information package and presentation and acknowledges that the Administrative Agent will be using and relying upon the information contained in such information package and presentation without independent verification thereof. In addition, the Company represents and covenants that all information provided directly or indirectly by the Company to the Administrative Agent or the other Lenders in connection with the transactions contemplated hereunder is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The Company agrees to supplement such information from time to time until the Closing Date (as defined in Annex B) and, if requested by the Administrative Agent in writing, for a reasonable period thereafter (not to exceed six months) necessary to complete the syndication of the Bridge Loans, so that the representations and covenants contained in the preceding sentence remain correct.

5. Annex A. In connection with arrangements such as this, it is our policy to receive indemnification. The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A which is incorporated by reference into this Commitment Letter.

6. Confidentiality. Please note that this Commitment Letter, the Fee Letter and any written or oral advice provided by the Lenders in connection with this arrangement is exclusively for the information of the Board of Directors and senior management of the Company and may not be disclosed to any other party or circulated or referred to publicly without the Lenders' prior written consent, except, after providing written notice to the Administrative Agent, pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative or legislative body or committee. We hereby consent to the disclosure of the terms of this Commitment Letter (but not the Fee Letter or Engagement Letter) in connection with the Company's registration statement (No. 333-44060) on Form S-1 and in the prospectus included therein. In addition, we hereby consent to your disclosure of such advice to your officers, directors, agents and advisors who are directly involved in the consideration of the Bridge Loans to the extent such persons are obligated to hold such advice in confidence.

7. Additional Matters. The Company may not assign any of its rights or be relieved of any of its obligations hereunder without the prior written consent of each of the Lenders. As you know, GSCP may from time to time effect transactions, for its own account or the account of customers, and hold positions in loans or options on loans of the Company and other companies that may be the subject of this arrangement. In addition, Goldman Sachs is a full service securities firm and as such may from time to time effect transactions, for its own account



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Nextel International, Inc.
February 21, 2001
Page 4



or the account of customers, and hold positions in securities or options on securities of the Company and other companies that may be the subject of this arrangement. In addition, the Administrative Agent may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning the Company and other companies that may be the subject of this arrangement, and such affiliates shall be entitled to the benefits afforded the Administrative Agent hereunder.

All payments under this Commitment Letter (including Annex A and Annex B) and the Fee Letter will be made in U.S. dollars and without withholding or deduction of any tax, assessment or other governmental charge (other than franchise taxes and taxes on overall net income) (collectively, "TAX") unless required by law; and if the Company will be required to deduct or withhold any Tax, or if any Tax is required to be paid by any Lender solely on account of services performed hereunder or under the Fee Letter, the Company will pay to such Lender such additional amounts as will be required so that the net amount received by such Lender from the Company after such deduction, withholding or payment will equal the amounts otherwise due to such Lender hereunder or under the Fee Letter, as applicable.

If any goods and services tax ("GST"), value added tax ("VAT") or consumption tax is payable in respect of amounts paid or payable to any Lender for services rendered in connection with this letter (or any portion thereof), such Lender will add such GST, VAT or consumption tax to its invoices and the Company will pay to such Lender such GST, VAT or consumption tax as set forth in such invoices.

The Lenders' commitment hereunder shall terminate on the earliest to occur of:
(a) May 15, 2001 unless the Equity Financing shall have been consummated; (b) the consummation of an initial public offering by the Company with net cash proceeds to the Company of less than $500.0 million (provided, however, that up to $100.0 million of such net cash proceeds may instead be contributed to the Company at or prior to an initial public offering of at least $400.0 million in net cash proceeds in a cash equity contribution); (c) December 15, 2001 unless the closing of the Bridge Loans, on the terms and subject to the conditions contained herein, shall have been consummated; (d) the sale by the Company, in one or more offerings for which Goldman Sachs acts as the sole book-running and sole lead underwriter, initial purchaser and/or placement agent, of debt securities or preferred stock having an aggregate principal amount or liquidation preference, as applicable, of at least $500.0 million;
(e) such time as Nextel Communications, Inc. shall cease to beneficially own at least 90% of the voting power and at least 70% of the economic interest of the Company's outstanding capital stock; (f) termination of the Engagement Letter by the Company; and (g) the occurrence of any breach or default in the performance of any of the material obligations of the Company or any of its subsidiaries or affiliates set forth in, or relating to the transactions contemplated by, the Engagement Letter.


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Nextel International, Inc.
February 21, 2001
Page 5


Please confirm that the foregoing is in accordance with your understanding by signing and returning to GSCP the enclosed copies of this Commitment Letter, together, if not previously executed and delivered, with the Fee Letter on or before the close of business, on February 21, 2001, whereupon this Commitment Letter and the Fee Letter shall become binding agreements between us. If not signed and returned as described in the preceding sentence by such date, this offer will terminate on such date. We look forward to working with you on this transaction.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS L.P.


By: /s/ Robert Wagner
   ---------------------------------
            Authorized Signatory





                                            Confirmed as of the date above:


                                            NEXTEL INTERNATIONAL, INC.


                                            By: /s/ Robert J. Gilker
                                               ------------------------------
                                               Name:  Robert J. Gilker
                                               Title: Vice President
                                                      & General Counsel





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Nextel International, Inc.
February 21, 2001
Page 6





                                   ANNEX A


In the event that any of the Lenders or the Administrative Agent (each, an "INDEMNIFIED PARTY") becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter or the Fee Letter (together, the "LETTERS"), the Company periodically will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold each Indemnified Party harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either this arrangement or any matter referred to in the Letters, except to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject of the Letters. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and such Indemnified Party on the other hand in the matters contemplated by the Letters as well as the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of any Indemnified Party and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Indemnified Party and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company such Indemnified Party, any such affiliate and any such person. The Company also agrees that neither any Indemnified Party nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company, any person asserting claims on behalf of or in right of the Company, or any other person in connection with or as a result of either this arrangement or any matter referred to in the Letters except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company, result from the gross negligence or bad faith of such Indemnified Party in performing the services that are the subject of the Letters; provided, however, that in no event shall such Indemnified Party or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of such Indemnified Party's or such other parties' activities related to the Bridge Loans. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH OR AS A RESULT OF EITHER THIS ARRANGEMENT OR ANY MATTER REFERRED TO IN THE LETTERS IS HEREBY WAIVED BY THE PARTIES HERETO. THE PROVISIONS OF THIS ANNEX A SHALL SURVIVE ANY TERMINATION OR COMPLETION OF THE ARRANGEMENT PROVIDED BY THE LETTERS, AND THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.




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Nextel International, Inc.
February 21, 2001
Page 7

                                   ANNEX B

                          NEXTEL INTERNATIONAL, INC.


               SUMMARY OF TERMS AND CONDITIONS OF BRIDGE LOANS

This Summary of Terms and Conditions outlines certain terms of the Bridge Loans and the Bridge Loan Agreement referred to in the Commitment Letter, of which this Annex B is a part. Certain capitalized terms used herein are defined in the Commitment Letter.

           BORROWER.................The Company.

           LOANS....................$500.0 million in aggregate principal amount of Senior Increasing Rate Loans (the
                                    "BRIDGE LOANS"), which shall be made
                                    available, subject to the terms and
                                    conditions hereof, in a single draw equal
                                    to the amount of the Commitment.

           MATURITY.................One year from the date of the making of the
                                    Bridge Loans (the "MATURITY DATE"). If,
                                    upon the Maturity Date, any Bridge Loan has
                                    not been previously repaid in full, and
                                    provided no "CONVERSION DEFAULT" (as
                                    defined below) has occurred and is
                                    continuing, such Bridge Loan shall be
                                    automatically converted into a Term Loan
                                    (each a "TERM LOAN") due on the nine-year
                                    anniversary of the Maturity Date. At any
                                    time on or after the Maturity Date, at the
                                    option of the applicable Lender, the Term
                                    Loans may be exchanged in whole or in part
                                    for Senior Exchange Notes due on the
                                    nine-year anniversary of the Maturity Date
                                    (the "EXCHANGE NOTES") having an equal
                                    principal amount. The initial date of
                                    issuance of the Bridge Loans is hereinafter
                                    referred to as the "CLOSING DATE."

                                    "CONVERSION DEFAULT" shall mean any default under the Bridge Loan Agreement, any payment default under any material indebtedness, a bankruptcy default (as defined) or any payment default under the Engagement Letter or the Fee Letter.

                                    The Term Loans will be governed by the
                                    provisions of the Bridge Loan Agreement and will have the same terms as the Bridge
                                    Loans except as expressly set forth on
                                    Exhibit 1 to this Annex B. The Exchange
                                    Notes will be issued pursuant to an
                                    Indenture that will have the terms set
                                    forth on Exhibit 1 to this Annex B.

           INTEREST.................The Bridge Loans will initially bear interest at a rate per annum equal to (a)
                                    the bid-side yield, as of the Closing Date,
                                    on the Benchmark Security (as defined
                                    below), plus

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Nextel International, Inc.
February 21, 2001
Page 8

                                    (b) 25 basis points (the "Floor Rate").
                                    "Benchmark Security" means, at the option of the Administrative Agent, on any date of determination, the Company's 12.75%
                                    Senior Notes due 2010 or any other debt
                                    security issued by the Company after the date of this Commitment Letter and prior to the Closing Date.

                                    If the Bridge Loans are not repaid in whole within 90 days following the Closing Date, the interest rate on the Bridge Loans will reset at the bid-side yield on the Benchmark Security at the end of such 90-day period (the "Reset Date") plus the
                                    Reset Spread (as defined below). The
                                    interest rate on the Bridge Loans will
                                    reset at the end of each 90-day period
                                    thereafter (the last day of such period
                                    being the "Step-Up Date") at the bid-side yield on the Benchmark Security as of the Step-Up Date plus the Reset Spread.

                                    "Reset Spread" means 125 basis points plus an additional 50 Basis points on each 90-day anniversary of the Reset Date.

                                    Notwithstanding the foregoing, at no time will the interest rate on the Bridge Loans be less than the Floor Rate or exceed
                                    20.00% per annum and to the extent that the interest payable on the Bridge Loans on any interest payment date on or prior to the Maturity Date is at a rate that exceeds 18% per annum, the Company will have the option to pay such excess interest by capitalizing it to principal on the Bridge Loans.

                                    Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, interest will accrue on the Bridge Loans at the then applicable rate plus 200 basis points per annum.

                                    Interest will be payable at the end of each 90-day interest period in arrears and on the date of any prepayment of the Bridge
                                    Loans.

           MANDATORY
           REPAYMENT................The net proceeds from (i) any public offering or private placement of any debt
                                    or equity securities by the Company or any
                                    subsidiary of the Company, (ii) any future
                                    bank borrowings other than: (a) under the
                                    Company's existing credit facilities as in
                                    effect on the Closing Date or any
                                    refinancing thereof under a credit facility
                                    (but only to the extent that the aggregate
                                    principal amount of the refinancing
                                    indebtedness does not exceed the principal
                                    amount of the credit facility indebtedness
                                    refinanced (plus

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Nextel International, Inc.
February 21, 2001
Page 9




                                    accrued interest on such credit facility indebtedness)) and (b) up to $50.0 million at any one time outstanding of additional vendor financing debt, short-term equipment financing debt or short-term working capital debt, in each case not outstanding on the date hereof and (iii) any future asset sales (subject to certain ordinary course exceptions) by the Company or any subsidiary of the Company will be used to redeem the Bridge Loans, in each case at 100% of the principal amount of the Bridge Loans redeemed plus accrued interest to the date of the redemption.

           CHANGE OF
           CONTROL..................Each holder of Bridge Loans will be entitled to require the Company, and the Company
                                    must offer, to repay the Bridge Loans held
                                    by such holder at a price of 100% of
                                    principal amount, plus accrued interest,
                                    upon the occurrence of a Change of Control
                                    (as defined).

           OPTIONAL
           REPAYMENT................The Bridge Loans may be prepaid, in whole or in part, at the option of the Company at
                                    any time upon five business days' written
                                    notice at a price equal to 100% of the
                                    principal amount thereof plus accrued
                                    interest to the date of redemption.

           PAYMENTS.................Payments by the Company will be made by wire transfer of immediately available funds.

           TRANSFERABILITY AND
           PARTICIPATIONS...........Each of the Lenders will be free to sell or transfer all or any part of or any
                                    participation in any of the Bridge Loans to
                                    any third party selected by any such Lender
                                    in its sole discretion after consultation
                                    with the Company and to pledge any or all
                                    of the Bridge Loans to any commercial bank
                                    or other institutional lender, to the
                                    extent permitted by law.

           MODIFICATION OF
           THE BRIDGE LOANS.........Modification of the Bridge Loans may be
                                    made with the consent of Lenders holding
                                    greater than 50% of the Bridge Loans then
                                    outstanding, except that no modification
                                    or change may extend the maturity of any
                                    Bridge Loan or time of payment of interest
                                    of any Bridge Loan, reduce the rate of
                                    interest or the principal amount of any
                                    Bridge Loan, alter the redemption
                                    provisions of any Bridge Loan, or reduce
                                    the percentage of holders necessary to
                                    modify or change the Bridge Loans without
                                    the consent of Lenders holding 100% of the
                                    Bridge Loans affected thereby.

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Nextel International, Inc.
February 21, 2001
Page 10

           COST AND
           YIELD PROTECTION.........The Lenders will receive cost and yield protection customary for facilities and
                                    transactions of this type, including, but
                                    not limited to, compensation in respect of
                                    taxes (including but not limited to
                                    gross-up provisions for withholding taxes
                                    imposed by any governmental authority and
                                    income taxes associated with all gross-up
                                    payments), changes in capital
                                    requirements, guidelines or policies or
                                    their interpretation or application,
                                    illegality, change in circumstances,
                                    reserves and other provisions deemed
                                    necessary by the Lenders to provide
                                    customary protection for U.S. and non-U.S.
                                    financial institutions.

           CONDITIONS
           PRECEDENT................The several obligations of the Lenders to make, or cause one of their respective
                                    affiliates to make, the Bridge Loans will
                                    be subject to closing conditions deemed
                                    appropriate by the Lenders, in their
                                    reasonable discretion, for financings of
                                    this kind generally and for this
                                    transaction in particular, including,
                                    without limitation, the following closing
                                    conditions:

                                    1.      Funding Notice.  The Lenders shall
                                            have received not less than three
                                            business days' prior written
                                            notice of the Closing Date.

                                    2.      Equity Financing.  On or prior to
                                            May 15, 2001, the Company shall
                                            have consummated (a) an initial
                                            public offering providing the
                                            Company with a minimum of $500.0
                                            million in net cash proceeds
                                            (provided, however, that up to
                                            $100.0 million of such net cash
                                            proceeds may instead be
                                            contributed to the Company at or
                                            prior to the consummation of an
                                            initial public offering of at
                                            least $400.0 million in net cash
                                            proceeds in a cash equity
                                            contribution), and (b) an equity
                                            investment in the Company from
                                            Nextel Communications, Inc. or one
                                            of its affiliates providing the
                                            Company with a minimum (excluding
                                            any amounts contributed pursuant
                                            to clause (a) above) of $500.0
                                            million in net cash proceeds
                                            (collectively, the "EQUITY
                                            FINANCING").

                                    3.      Due Diligence.  Each of the
                                            Lenders shall have conducted a due
                                            diligence review in form, scope
                                            and substance reasonably
                                            satisfactory to each of the
                                            Lenders and shall be satisfied
                                            with the results thereof.  Such
                                            review may include but may not be
                                            limited to an examination of (i)
                                            the capitalization, corporate and
                                            ownership structure of the Company
                                            before and after giving effect to
                                            the Equity

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Nextel International, Inc.
February 21, 2001
Page 11


                                            Financing, (ii) accounting, legal,
                                            regulatory, tax, labor, insurance,
                                            pension and environmental
                                            liabilities, actual or contingent
                                            (which, at the request of the
                                            Lenders, shall include an
                                            environmental audit satisfactory
                                            to the Lenders and their counsel),
                                            (iii) material contracts, leases
                                            and debt agreements and (iv) the
                                            general business, operations,
                                            financial condition, management,
                                            prospects and value of the
                                            Company.

                                    4.      Absence of Certain Changes.  No
                                            material adverse change in the
                                            capital stock or long-term debt of
                                            the Company, and its subsidiaries
                                            or any material adverse change, or
                                            any development involving a
                                            prospective material adverse
                                            change, in or affecting the
                                            general affairs, management,
                                            financial position, stockholders'
                                            equity, results of operations or
                                            prospects of the Company, shall
                                            have occurred since December 31,
                                            2000 (the date of the most recent
                                            audited financial statements that
                                            have been delivered to the Lenders
                                            as of the date hereof) and no
                                            material inaccuracy in such
                                            financial statements shall exist.
                                            The Company shall have no material
                                            liabilities except those set forth
                                            on the audited balance sheet dated
                                            December 31, 2000 and those
                                            incurred in the ordinary course of
                                            business since such date in
                                            amounts that are consistent with
                                            past practice. On or after the
                                            date hereof (i) no downgrading
                                            shall have occurred in the rating
                                            accorded the Company's debt
                                            securities by any "nationally
                                            recognized statistical rating
                                            organization," as that term is
                                            defined by the Securities and
                                            Exchange Commission for purposes
                                            of Rule 436(g)(2) under the Act,
                                            and (ii) no such organization
                                            shall have publicly announced that
                                            it has under surveillance or
                                            review, with possible negative
                                            implications, its rating of any of
                                            the Company's debt securities.

                                    5.      Documentation, Legal Matters, etc.
                                            The Bridge Loan Agreement and the
                                            other definitive documentation
                                            evidencing the Bridge Loans shall
                                            be prepared by counsel to the
                                            Administrative Agent and shall be
                                            in form and substance reasonably
                                            satisfactory to the Lenders.  All
                                            other matters relating to the
                                            Bridge Loan Agreement, and the
                                            transactions contemplated thereby
                                            shall be reasonably satisfactory
                                            to each of the Lenders in all
                                            respects and the Lenders shall
                                            have received such additional
                                            certificates, legal and other
                                            opinions in

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February 21, 2001
Page 12





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                                            form and substance reasonably
                                            satisfactory to each of the
                                            Lenders and their counsel, and
                                            such other documentation as they
                                            shall request.

                                    6.      Market Disruption.  There shall
                                            not have occurred any disruption
                                            or adverse change, as determined
                                            by the Lenders in their sole
                                            discretion, in the financial or
                                            capital markets generally, or in
                                            the markets for bridge loan
                                            syndication, high yield debt or
                                            equity securities in particular or
                                            affecting the syndication or
                                            funding of bridge loans (or the
                                            refinancing thereof) that may have
                                            an adverse impact on the ability
                                            to sell or place the Permanent
                                            Debt Securities or to syndicate
                                            the Bridge Loans.

                                    7.      Financial Statements.  At least 45
                                            days prior to the Closing Date,
                                            each of the Lenders shall have
                                            received audited financial
                                            statements for the three-year
                                            period immediately preceding the
                                            Closing Date and any appropriate
                                            unaudited financial statements for
                                            any interim period or periods of
                                            the Company, any acquired business
                                            and all other recent, probable or
                                            pending acquisitions (including
                                            pro forma financial statements),
                                            as shall be necessary to meet the
                                            requirements of Regulation S-X for
                                            Form S-1 registration statements
                                            and all such financial statements
                                            shall be satisfactory in form and
                                            substance to each of the Lenders.

                                    8.      Prior Marketing of Permanent Debt
                                            Securities. The Company shall have
                                            used commercially reasonable
                                            efforts to cause the Permanent
                                            Debt Securities to be issued and
                                            sold prior to the Closing Date.
                                            The Company shall not have failed
                                            to comply with any of its
                                            obligations under the Fee Letter
                                            or Engagement Letter.

                                    9.      Litigation, etc.  There shall not
                                            exist any action, suit,
                                            investigation, litigation or
                                            proceeding pending or threatened
                                            in any court or before any
                                            arbitrator or governmental
                                            authority that, in the opinion of
                                            each of the Lenders, adversely
                                            affects any of the transactions
                                            contemplated hereby, or that could
                                            have a material adverse effect on
                                            the Company or any of the
                                            transactions contemplated hereby.

                                    10.     Payment of Fees and Expenses. All
                                            fees and expenses due to the
                                            Lenders, GSCP, Goldman Sachs or
                                            the Administrative Agent on or
                                            before the closing date in
                                            connection with the Bridge Loans,


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February 21, 2001
Page 13




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                                            pursuant to the Commitment Letter,
                                            the Fee Letter, the Engagement
                                            Letter or otherwise shall have
                                            been paid in full.

           COVENANTS................The Bridge Loan Agreement will contain such covenants by the Company (with
                                    respect to the Company and its
                                    subsidiaries) as are usual and customary
                                    for financings of this kind or as
                                    otherwise deemed appropriate by the
                                    Lenders for this transaction in
                                    particular (in their sole discretion).

           EVENTS OF
           DEFAULT..................The Bridge Loan Agreement will include such events of default (and, as
                                    appropriate, grace periods) as are usual
                                    and customary for financings of this kind
                                    or as otherwise deemed appropriate by the
                                    Lenders for this transaction in particular
                                    (in their sole discretion).

           REPRESENTATIONS
           AND WARRANTIES...........The Bridge Loan Agreement will contain such representations and warranties by the
                                    Company (with respect to the Company and
                                    its subsidiaries) as are usual and
                                    customary for financings of this kind or
                                    as are otherwise deemed appropriate by
                                    each of the Lenders for this transaction
                                    in particular (in their sole discretion).

           TAXES, RESERVE
           REQUIREMENTS AND
           INDEMNITIES..............The Bridge Loan Agreement will provide that all payments will be made free and
                                    clear of any taxes (other than franchise
                                    taxes and taxes on overall net income),
                                    imposts, assessments, withholdings or
                                    other deductions whatsoever.  Foreign
                                    Lenders will be required to furnish to the
                                    Administrative Agent appropriate
                                    certificates or other evidence of
                                    exemption from U.S. federal tax
                                    withholding.

                                    The Company will indemnify the Lenders
                                    against all increased costs of capital
                                    resulting from reserve requirements or
                                    otherwise imposed, in each case subject to customary increased costs, capital adequacy and similar provisions to the extent not taken into account in the calculation of the interest rate applicable to the Bridge Loans.

           INDEMNITY................The Bridge Loan Agreement will contain customary and appropriate provisions
                                    relating to indemnity and related matters
                                    in a form reasonably satisfactory to the
                                    Administrative Agent and the Lenders.

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           GOVERNING LAW AND
           JURISDICTION.............The Bridge Loan Agreement will provide that the Company will submit to the
                                    non-exclusive jurisdiction and venue of
                                    the federal and state courts of the State
                                    of New York and will waive any right to
                                    trial by jury.  New York law will govern
                                    the Loan Documents.

The foregoing is intended to summarize certain basic terms of the Bridge Loans. It is not intended to be a definitive list of all of the requirements of the Lenders in connection with the Bridge Loans.









                             EXHIBIT 1 TO ANNEX B

       SUMMARY OF TERMS AND CONDITIONS OF TERM LOANS AND EXCHANGE NOTES

Capitalized terms used herein have the meanings assigned to them in the Summary of Terms and Conditions of Bridge Loans to which this Exhibit 1 is attached.

                                  TERM LOANS

On the Maturity Date, so long as no Conversion Default has occurred and is continuing, the outstanding Bridge Loans will be automatically converted into Term Loans. The Term Loans will be governed by the provisions of the Bridge
Loan Agreement and, except as expressly set forth below, will have the same terms as the Bridge Loans.

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           MATURITY.................The Term Loans will mature on the tenth anniversary of the Closing Date.

           INTEREST RATE............The Term Loans will initially bear interest at a rate per annum equal to the
                                    sum of (a) the interest rate applicable to
                                    the Bridge Loans on the Maturity Date
                                    (after giving effect to any applicable
                                    step-up) plus (b) 50 basis points. If the
                                    Term Loans are not repaid within 90 days
                                    following the Maturity Date, the interest
                                    rate on the Term Loans will increase by 50
                                    basis points at the end of such 90-day
                                    period and will increase by an additional
                                    50 basis points at the end of each
                                    successive 90-day period thereafter.

                                    Notwithstanding the foregoing, at no time will the interest rate in effect on the Term Loans be less than the Floor Rate or exceed 20.00% per annum. To the extent interest payable on the Term Loans on any quarterly interest payment date is at a rate that exceeds 18.00% per annum, the Company shall have the option to pay such excess interest by capitalizing to principal on the Term Loans.

                                    Notwithstanding the foregoing, after the occurrence and during the continuance of a Default or an Event of Default, interest will accrue on the Term Loans at the then applicable rate plus 200 basis points per annum.

                                    Interest on the Term Loans will be payable in arrears at the end of each fiscal quarter of the Company, on the date of any prepayment of the Term Loans and on the maturity date of the Term Loans.

           OPTIONAL
           REPAYMENT................The Term Loans may be prepaid, in whole or in part, at the option of the Company, at
                                    any time upon five business days' written
                                    notice, at a price equal to 100% of the
                                    principal amount thereof plus accrued
                                    interest to the date of redemption.

                                EXCHANGE NOTES

At any time on or after the Maturity Date, upon five or more business days prior notice, the Term Loans may, at the option of a Lender, be exchanged for a principal amount of Exchange Notes equal to 100% of the aggregate principal amount of the Term Loans so exchanged (plus any accrued interest thereon not required to be paid in cash) in connection with a transfer of Exchange Notes to an unaffiliated third party. No Exchange Notes will be issued until the Company receives requests to issue at least $25.0 million in aggregate principal amount of Exchange Notes. The Company will issue Exchange Notes under an indenture which complies with the Trust Indenture Act of 1939, as amended (the "INDENTURE"). The Company will appoint a trustee reasonably acceptable to the holders of the Exchange Notes. The Indenture will be fully executed and delivered on the Closing Date and the Exchange Notes will be fully executed and deposited into escrow on the Closing Date.


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           MATURITY.................The Exchange Notes will mature on the tenth anniversary of the Closing Date.

           INTEREST RATE............Each Exchange Note will bear interest at a fixed rate equal to the greater of (a) the
                                    interest rate on the Term Loans on the
                                    date of issuance of such Exchange Notes
                                    and (b) the bid side yield on the
                                    Benchmark Security, on the date prior to
                                    the date of issuance of the Exchange
                                    Notes, provided that in no event will the
                                    interest rate in effect on the Exchange
                                    Notes be less than the Floor Rate or
                                    exceed 20.00% per annum. To the extent
                                    interest payable on the Exchange Notes on
                                    any quarterly interest payment date is at
                                    a rate that exceeds 18.00% per annum, the
                                    Company shall have the option to pay such
                                    excess interest by capitalizing to
                                    principal on the Exchange Notes.

           OPTIONAL
           REDEMPTION...............Exchange Notes will be non-callable until the fifth anniversary of the Closing Date.
                                    Thereafter, each Exchange Note will be
                                    callable at par plus accrued interest plus
                                    a premium equal to one half of the coupon
                                    on such Exchange Note, which premium shall
                                    decline ratably on each yearly anniversary
                                    of the Closing Date to zero on the date
                                    that is two years prior to the maturity of
                                    the Exchange Notes.

           DEFEASANCE
           PROVISIONS OF
           EXCHANGE NOTES...........Customary.

           MODIFICATION.............Customary.

           REGISTRATION
           RIGHTS...................The Company will cause to become effective prior to the Maturity Date a shelf
                                    registration statement with respect to the
                                    Exchange Notes (a "SHELF REGISTRATION
                                    STATEMENT"). If a Shelf Registration
                                    Statement is filed, the Company will





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                                    keep such registration statement effective
                                    and available (subject to customary
                                    exceptions) until it is no longer needed
                                    to permit unrestricted resales of the
                                    Exchange Notes. If within 90 days from the
                                    Closing Date (the "EFFECTIVENESS DATE") a
                                    Shelf Registration Statement for the
                                    Exchange Notes has not been declared
                                    effective, then the Company will pay
                                    liquidated damages in the form of
                                    increased interest of 50 basis points per
                                    annum on the principal amount of Exchange
                                    Notes and Term Loans outstanding to
                                    holders of such Exchange Notes and Term
                                    Loans who are unable freely to transfer
                                    Exchange Notes from and including the 91st
                                    day after the Closing Date to but
                                    excluding the effective date of such Shelf
                                    Registration Statement. On the 90th day
                                    after the Effectiveness Date, the
                                    liquidated damages shall increase by 50
                                    basis points per annum, and on each 90 day
                                    anniversary of the Effectiveness Date
                                    thereafter, shall increase by 50 basis
                                    points per annum, to a maximum increase in
                                    interest of 200 basis points per annum
                                    (such damages to be payable by
                                    capitalizing principal or Term Loans or in
                                    the form of additional Bridge Loans or
                                    Exchange Notes, as applicable, if the
                                    interest rate thereon exceeds 18.00%). The
                                    Company will also pay such liquidated
                                    damages for any period of time (subject to
                                    customary exceptions) following the
                                    effectiveness of a Shelf Registration
                                    Statement that such Shelf Registration
                                    Statement is not available for sales
                                    thereunder. All accrued liquidated damages
                                    will be paid on each quarterly interest
                                    payment date.

           COVENANTS................The indenture relating to the Exchange
                                    Notes will include covenants similar to
                                    those contained in the indenture governing
                                    the Benchmark Security.

           EVENTS OF DEFAULT........The indenture relating to the Exchange
                                    Notes will provide for Events of Default
                                    similar to those contained in the
                                    indenture governing the Benchmark
                                    Security.

           COUNSEL FOR
           THE LENDERS..............Latham & Watkins.


The foregoing is intended to summarize certain basic terms of the Term Loans and Exchange Notes. It is not intended to be a definitive list of all of the requirements of the Lenders in connection with the Term Loans and Exchange Notes.